PHOENIX®

Phoenix Life Insurance Company ("Phoenix" or the "Company")
One American Row
PO Box 5056
Hartford CT 06102-5056
(COLI Administration H-G)

Life Insurance Application

For Company Use Only

Case Number: ____________________

Master App. No.: ____________________

Section I - Proposed Insured - questions below pertain to the Proposed Insured unless otherwise indicated.

Print Name as it is to appear on policy (First, Middle, Last)	Sex ☐ Male ☐ Female	Birthdate (Month, Day, Year)	Birthplace (State or Country)
Current Occupation	Length of Employment	United States Citizen ☐ Yes ☐ No	Taxpayer Identification Number/SSN

Home Address (Include Street, Apt. Number, City, State, and ZIP Code)

Email Address	Have you smoked cigarettes in the past 12 months? ☐ Yes ☐ No

Are you **ACTIVELY-AT-WORK***? ☐ **Yes** ☐ **No**

If Yes, provide the ZIP Code for your primary work location. ZIP Code ____________

***ACTIVELY-AT-WORK** is defined as: Performing all normal duties of the position on a full-time basis for not less than 30 hours per week and not absent from work due to accident, illness or other condition for more than four consecutive days within the last 90 days prior to first becoming eligible to participate in the life insurance program being applied for. The Company, as defined above, reserves the right to request recertification of the information indicated on this application for deaths occurring within two years of the application date or any increase thereafter and to contest any claim during that period.

Section II - Ownership *(Choose one)*

☐ A. Business Entity or Trust named in Master Application is owner

☐ B. Proposed Insured

☐ C. Other Owner	Relationship to Proposed Insured

Name	Taxpayer Identification Number/SSN

Address

Send premium and lapse notices to: (in addition to owner)

☐ Proposed Insured: ☐ Home Address ☐ Business Entity Address

☐ Secondary Address ____

Section III - Beneficiary Designation(s) *(Choose one)*

☐ A. Business Entity or Trust named in Master Application is beneficiary

☐ B. Other beneficiary (Complete details below) ☐ Check if subject to split dollar agreement

Primary Beneficiary	Relationship to Proposed Insured	Date of Birth	Taxpayer Identification Number/SSN
Contingent Beneficiary	Relationship to Proposed Insured	Date of Birth	Taxpayer Identification Number/SSN

Section IV - Coverage Applied For *(Choose one)*

☐ A. As specified in Master Application (skip to Section V)

☐ B. Specified as follows:

Plan of Insurance ☐ Phoenix Executive VUL ☐ Phoenix Executive UL ☐ Other **If "Other" is selected skip the remainder of this Section and complete Section V and Alternative Section VII.**	Basic Policy Amount $____________

Life Insurance Qualification Test: (check one) if none checked, Cash Value Accumulation Test will apply.

☐ Cash Value Accumulation Test ☐ Guideline Premium Test

Death Benefit Option (check one) if none checked, Option A will apply

☐ Option A - Level ☐ Option B - Increasing ☐ Option C - Specified Face + Accumulated Premiums Net of Distributions

First Year Anticipated **Billed** Premium (Excluding 1035 Exchange, Lump Sum Funds, etc.)	Subsequent Planned Annual Premium

Section IV - Coverage Applied For *(continued)*

Temporary Money Market Allocation

For Variable Life Policies Only

In the state of New York, if you are replacing your policy and prefer to temporarily allocate your premiums to the Money Market investment options until the end of the Right to Return This Policy period, as stated in the policy, please check this box. ☐

Mode of Premium Payment

☐ Annual ☐ Quarterly ☐ Semi-Annual ☐ Monthly

Section V – Existing Life Insurance

☐ Yes ☐ No 1. Are there any life insurance policies or annuity contracts, owned by, or on the life of, the applicant, or the insured or the owner(s) or the annuitant?

☐ Yes ☐ No 2. With this policy, do you plan to replace (in whole or in part, now or in the future) any existing life insurance or annuity contract in force?

☐ Yes ☐ No 3. Do you plan to utilize values from any existing life insurance policy or annuity contract (through loans, surrenders or otherwise) to pay any initial or subsequent premium(s) for this policy?

For all "Yes" answers above, please provide the following information. **If no coverage in force, check here** ☐

Company	Issue Date (mm/yyyy)	Plan	Amount	Pers/Bus	Replacing
			$	☐ ☐	☐ ☐
			$	☐ ☐	☐ ☐
			$	☐ ☐	☐ ☐
	Total Life Insurance in force		$		

Section VI - Suitability

This section applies ONLY to variable life insurance products:

Do you understand that the Death Benefit may be variable or fixed under certain conditions and the Death Benefit and Cash Values under any Variable Policy may increase or decrease in amount or duration or even be exhausted to zero based on the investment experience of the underlying investment options? ☐ **Yes** ☐ **No**

Do you believe that the variable life policy you are purchasing is suitable to meet your financial objectives? ☐ **Yes** ☐ **No**

My signature in the Signature section of this application acknowledges that (a) I understand that a variable life insurance policy is not an appropriate investment vehicle for a short term trading strategy or short term savings and (b) I confirm that I have received the prospectus for the variable life policy I am purchasing.

Illustrations of benefits including death benefits, policy values and cash surrender values are available on request.

Additional Comments

Section VII - Signature

I have reviewed this application, and I hereby verify that all information given here is true and complete and has been correctly recorded to the best of my knowledge and belief.

I agree that this Life Insurance Application and the Master Application shall form a part of any policy issued, and further agree that no insurance shall take effect unless and until each of the following has occurred: 1) the policy has been issued by Phoenix; 2) the premium required for issuance of the policy has been paid in full during the lifetime of the insured; 3) all the representations made in the Master Application and the Insured's Life Insurance Application remain true, complete and accurate as of the date the policy is delivered; 4) the Insured is alive when the policy is delivered; and 5) as of the date of delivery of the policy, there has been no change in the health of the proposed insured that would change the answers to any of the questions in the Insured's Life Insurance Application.

Employer-Owned Life Insurance Notice and Consent (Complete only if "A" selected in Section II; i.e., Business Entity or Trust is Owner)

I understand that, with respect to this application for life insurance:

(a) My employer intends to purchase a life insurance contract insuring my life;
(b) The maximum face amount at issue for which my life could be insured is $ ________________;
(c) The insurance coverage may continue to remain in force in the event of termination of my employment with this employer; and
(d) Unless indicated to the contrary on this application, the named beneficiary of the life insurance policy proceeds on death will be my employer.

Under penalties of perjury, I certify that: a) the number shown on this form is my correct taxpayer identification number; and b) I am not subject to backup withholding because: 1) I am exempt from backup withholding; or 2) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding; or 3) the IRS has notified me that I am no longer subject to backup withholding.

I understand that 1) no statement made to, or information acquired by any Licensed Producer who takes this application, shall bind the Company unless stated in any parts to this application and 2) the Licensed Producer has no authority to make, modify, alter or discharge any contract thereby applied for. In case of discrepancy between the Master Application and the insured's application, (a) the insured's application shall be controlling if the owner is other than the Business Entity or a Trust named in the Master Application, or (b) the Master Application shall be controlling if the owner is the Business Entity or Trust named in the Master Application.

Proposed Insured's Signature X	State Signed In	Witness (Must be signed in presence of Insured)	Date (mm/dd/yyyy)
Owner (if other than Proposed Insured or Business Entity stated on Master Application) X	State Signed In	Witness (Must be signed in presence of Owner)	Date (mm/dd/yyyy)

The Producer hereby confirms he/she has truly and accurately recorded on the application the information supplied by the Proposed Insured, and that he/she is qualified and authorized to discuss the contract herein applied for.

Lic. Agt./Reg. Rep.'s Signature X	Date	Lic. Agt./Reg. Rep.'s I.D. No.

Broker/Dealer Name and Address	Broker/Dealer No.

Alternative Section [VII] – Indexed Universal Life Insurance

Coverage Applied For	
☐ A. As specified in Master Application (skip to Owner Acknowledgements relating to Indexed Universal Life Insurance)	
☐ B. Specified as follows:	
Plan of Insurance ☐ Phoenix Indexed UL **Face Amount** $ _______________	**Death Benefit Option:** (check one) ☐ Option A: Level ☐ Option B: Increasing
Life Insurance Qualification Test: (check one) if none checked, Guideline Premium will apply. ☐ Guideline Premium Test ☐ Cash Value Accumulation Test	

Owner Acknowledgments Relating to Indexed Universal Life Insurance

I understand that I am applying for an indexed universal life insurance product. This indexed universal life insurance product includes a Fixed Account and one or more Indexed Accounts. While Policy Value for each Indexed Account is affected by the value of an outside index, the policy does not directly participate in any stock, bond or equity investment.

I understand that premiums are initially applied to the Fixed Account and will not be transferred to the Indexed Account(s) until the next eligible Transfer Date.

I understand that I may change my premium Allocation election(s) by written request to Phoenix.

I understand that Index Credits, if any, are not credited to the Indexed Account until the Segment Anniversary.

Signature

I have reviewed this application, and I hereby verify that all information given here is true and complete and has been correctly recorded to the best of my knowledge and belief.

I agree that this Life Insurance Application and the Master Application and each insured's Life Insurance Application shall form a part of any policy issued, and further agree that no insurance shall take effect unless and until each of the following has occurred: 1) the policy has been issued by Phoenix; 2) the premium required for issuance of the policy has been paid in full during the lifetime of the insured; 3) all the representations made in the Master Application and the Insured's Life Insurance Application remain true, complete and accurate as of the date the policy is delivered; 4) the Insured is alive when the policy is delivered; and 5) as of the date of delivery of the policy, there has been no change in the health of the proposed insured that would change the answers to any of the questions in the Insured's Life Insurance Application.

Employer-Owned Life Insurance Notice and Consent (Complete only if "A" selected in Section II; i.e., Business Entity or Trust is Owner)

I understand that, with respect to this application for life insurance:

(a) My employer intends to purchase a life insurance contract insuring my life;
(b) The maximum face amount at issue for which my life could be insured is $ ______________;
(c) The insurance coverage may continue to remain in force in the event of termination of my employment with this employer; and
(d) Unless indicated to the contrary on this application, the named beneficiary of the life insurance policy proceeds on death will be my employer.

Under penalties of perjury, I certify that: a) the number shown on this form is my correct taxpayer identification number; and b) I am not subject to backup withholding because: 1) I am exempt from backup withholding; or 2) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding; or 3) the IRS has notified me that I am no longer subject to backup withholding.

I confirm that I have received a copy of the index disclosure material for the policy applied for. I understand that any values shown, other than guaranteed minimum values, are not guarantees, promises, or warranties.

I understand that 1) no statement made to, or information acquired by any Licensed Producer who takes this application, shall bind the Company unless stated in any parts to this application and 2) the Licensed Producer has no authority to make, modify, alter or discharge any contract thereby applied for.

In case of discrepancy between the Master Application and the insured's application, (a) the insured's application shall be controlling if the owner is other than the Business Entity or a Trust named in the Master Application, or (b) the Master Application shall be controlling if the owner is the Business Entity or Trust named in the Master Application.

Proposed Insured's Signature	State Signed In	Witness (Must be signed in presence of Insured)	Date (mm/dd/yyyy)
Owner (if other than Proposed Insured or Business Entity stated on Master Application) X	State Signed In	Witness (Must be signed in presence of Owner)	Date (mm/dd/yyyy)

I confirm that the indexed disclosure material has been presented to the Applicant and a copy was provided to the Applicant. I have not made any statements which differ in any significant manner from this material. I have not made any promises or guarantees about the future of any non-guaranteed elements.

The Producer hereby confirms that he/she has truly and accurately recorded on the application the information supplied by the Proposed Insured, and that he/she is qualified and authorized to discuss the contract herein applied for.

Lic. Agt./Reg. Rep.'s Signature	Date	Lic. Agt./Reg. Rep.'s ID No.

Broker/Dealer Name and Address	Broker/Dealer No.